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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)  February 5, 2004
                                                  ------------------------------

                            Kimco Realty Corporation
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)


           Maryland                    1-10899               13-2744380
----------------------------         ------------         ------------------
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)        Identification No.)



        3333 New Hyde Park Road
        New Hyde Park, New York                                11042-0020
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(Address of principal executive offices)                       (Zip Code)





Registrant's telephone number, including area code   (516) 869-9000
                                                    ----------------------------


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 7. Financial Statements and Exhibits.

                  Kimco Realty Corporation (the "Company") is filing as an exhibit to this Current Report on Form 8-K, and incorporating herein by reference, the figures used to calculate the Company's ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2003.

                  For purposes of computing these ratios pursuant to Item 503 of Regulation S-K, earnings have been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of equity investees to pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/loss from unconsolidated partnerships. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of debt discounts and issue costs, whether expensed or capitalized.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Kimco Realty Corporation
                               ------------------------------------------------
                                               (Registrant)

Date: February 5, 2004         By:          /s/ Michael V. Pappagallo
                                    -------------------------------------------
                               Name: Michael V. Pappagallo
                               Its:  Vice President and Chief Financial Officer




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                                  EXHIBIT INDEX

EXHIBIT NO.        DOCUMENT DESCRIPTION

99.1 Calculation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.





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